AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”) is entered into as of the 12th day of September, 2018, by and among YayYo, Inc., a Delaware corporation with offices located at 433 North Camden Drive, Suite 600, Beverly Hills, California 90210 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, (i) pursuant to that certain Securities Purchase Agreement, dated December 29, 2017 (the “December Purchase Agreement”), the Company issued to the Holder a 6% Secured Promissory Note (the “December Note”) and (ii) pursuant to that Securities Purchase Agreement, dated as of March 8, 2018, by and between the Company and the Holder (the “March Purchase Agreement”), the Company issued to the Holder, among other things, a senior secured note (the “March Note”).

B. The Company and the Holder desire to exchange (the “Exchange” or the “Transaction”) $1,178,190 in aggregate principal of the March Note (the “Existing Note”) for a new senior secured note in the form attached hereto as Exhibit A with an initial aggregate principal of $1,296,018 (the “New Note”) on the basis and subject to the terms and conditions set forth in this Agreement.

C. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

D. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the March Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange. On the date hereof, pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Existing Note to the Company in exchange for which the Company agrees to issue the New Note to the Holder. On the date hereof, in exchange for the Existing Note, the Company shall deliver or cause to be delivered to the Holder (or its designee) the New Note at the address for delivery set forth opposite the Holder’s name on the Schedule of Buyers to the March Purchase Agreement (or such other address as specified in writing (which may include an e-mail) to the Company on or prior to the date hereof). The Holder acknowledges and agrees that the aggregate principal outstanding under the New Note shall not include any Restricted Principal (as defined in the Existing Note).

2. Amendments.

(a) Ratifications. Except as otherwise expressly provided herein, (x) the December Purchase Agreement and each other Document (as defined in the December Purchase Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the December Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the December Purchase Agreement shall mean the December Purchase Agreement as amended by this Agreement and (ii) all references to “Notes” in the Documents shall include the New Note and (y) the March Purchase Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof.

(b) Security Interest Ratification. To the extent that any Security Agreement (as defined in the December Purchase Agreement) and/or any other Document (as defined in the December Purchase Agreement) purports to assign or pledge to the Holder or to grant to Holder a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the December Note, from and after the date hereof, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, and shall apply with respect to the obligations under the December Note and the New Note.

(c) Amendments to Documents. Effective as of the date hereof, the December Purchase Agreement, the Security Agreement and each of the other Documents (as defined in the December Note) are hereby amended as follows:

(i) The defined term “Note” is hereby amended to include “New Note (as defined in the that certain Amendment and Exchange Agreement, dated September 12, 2018, by and between the Company and the Holder (the “Exchange Agreement”))”.

(ii) The defined term “Documents” shall be amended to include this Agreement.

3. Representations and Warranties.

3.1 Company Bring Down. Except as set forth on Schedule 3(b) attached hereto, the Company represents and warrants to the Holder as set forth in Section 3.1 of the December Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the date hereof, and references to “the date hereof” being deemed references to the date of this Agreement.

3.2 Ownership of Existing Note. The Holder owns the Existing Note free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

2

4. Disclosure. The Company represents and warrants to the Holder that nothing in this Agreement, the New Note or any other document entered into in connection herewith constitutes material non-public information and, as of the date hereof, the Holder is not in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the date hereof without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective as of the date hereof, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

5. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Note may be tacked onto the holding period of the Existing Note, and the Company agrees not to take a position contrary to this Section 5.

6. Miscellaneous Provisions. Section 9 of the Securities Purchase Agreements (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[The remainder of the page is intentionally left blank]

3

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

YAYYO, INC.

By:	/s/ Ramy El-Batrawi
Name:	Ramy El-Batrawi
Title:	CEO

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

BELLRIDGE CAPITAL, LP

By:	/s/ Robert Klimov
Name:	Robert Klimov

EXHIBIT A

THE ISSUANCE AND SALE OF THE SECURITY REPRESENTED BY THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), MR Ramy El-Batrawi, A REPRESENTATIVE OF THE COMPANY HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). MR. Ramy El-Batrawi MAY BE REACHED AT TELEPHONE NUMBER 310-497-6957.

DEMAND SECURED PROMISSORY NOTE

$1,296,018.00	September 12, 2018
New York, New York

FOR VALUE RECEIVED, YayYo, Inc., a Delaware corporation (the “Maker”), promises to pay to the order of BELLRIDGE CAPITAL, LP or its assigns (“Holder”), the principal amount of ONE MILLION, TWO HUNDRED AND NINETY SIX THOUSAND AND EIGHTEEN DOLLARS ($1,296,018) (the “Principal”), which includes $1,178,190 in cash originally borrowed by the Maker from the Holder under that certain senior secured note issued by Maker to Holder pursuant to that certain Securities Purchase Agreement, dated as of March 8, 2018 (as amended, the “Securities Purchase Agreement”) and in accordance with that certain Amendment and Exchange Agreement, dated as of September 12, 2018, by and between Maker and Holder (the “Exchange Agreement”) and $117,828 of original issue discount. No additional interest shall accrue hereunder other than Late Charges (as defined below) upon the failure to pay amounts outstanding hereunder. Capitalized terms not defined herein shall have the meaning as set forth in the Exchange Agreement.

1. Payment on Demand. The entire unpaid Principal of this demand promissory note (this “Note”), together with accrued and unpaid Late Charges hereunder, shall be due and payable at any time, or from time to time, from and after the earlier to occur of (I) November 30, 2018, (II) the initial date after the date hereof of a public offering of any securities by the Maker (the “Next Subsequent Placement”) and (III) such date any securities of the Maker are registered pursuant to the Securities Exchange Act of 1934, as amended, in each case, upon a demand made by Holder for any reason or no reason. All demands for repayment received by the Maker prior to 4:00 P.M. New York city time on a given date shall be paid to the Holder on such given date. All demands for repayment received by the Maker after 4:00 P.M. New York city time on a given date shall be paid to the Holder on the immediately following business day. The Maker will pay to the Holder of this Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in the drafting and negotiation of this Note and all costs and expenses of any enforcement or collection of this Note, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. Payments shall be credited first to the accrued Late Charges then due and payable and the remainder applied to Principal.

2. Prepayment; Mandatory Prepayment. Prepayment of principal, together with accrued and unpaid Late Charges, may be made at any time without notice, premium or penalty. With the agreement of Holder, the Principal and accrued and unpaid Late Charges under this Note may be applied to all, or any part, of the purchase price of securities to be issued upon the consummation after the date hereof of an offering of securities by Maker to Holder. So long as any amounts remain outstanding hereunder, all cash proceeds received by the Maker on or after the date hereof from the Next Subsequent Placement and, if this Note remains outstanding thereafter, any other sales of any securities of the Maker (each, a “Subsequent Offering, and each such cash amount, the “Subsequent Offering Proceeds” thereof), shall be used to repay this Note (such portion of any given Subsequent Offering Proceeds required to be mandatorily paid to the Holder hereunder, each a “Subsequent Offering Payment”). Any Subsequent Offering Payment received by the Maker prior to 4:00 P.M. New York city time on a given date shall be paid to the Holder on such given date. Any Subsequent Offering received by the Maker after 4:00 P.M. New York city time on a given date shall be paid to the Holder on the immediately following business day. All Subsequent Offering Payments shall be made in U.S. dollars and immediately available funds in accordance with the wire transfer instructions of the Holder delivered to the Maker on or prior to such applicable payment date. The Maker shall deliver written notice of any transactions with respect to the applicable Subsequent Offering as soon as commercially practicable following the close of the Nasdaq Capital Market on such date of determination, but in no event later than 8:00 AM, New York city time, on the calendar day immediately following the date of such transaction.

3. representations and Warranties of Maker. Maker represents and warrants as follows as of the date hereof: (a) it is duly organized, validly existing and in good standing under the laws of its state of Delaware; (b) the execution, delivery and performance by Maker of this Note are within Maker's powers, have been duly authorized by all necessary actions, and do not contravene its governing agreements, certificates or other organization documents, and do not contravene any law or any contractual restriction binding on or affecting Maker; (c) no authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by Maker of this Note; (d) this Note constitutes the legal, valid and binding obligation of Maker party thereto, enforceable against Maker in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws for the protection of creditors generally and by general equitable principles; and (e) there is no pending or, to Maker's knowledge, threatened action or proceeding affecting Maker before any governmental agency or arbitrator with respect to the transactions contemplated by this Note or which may materially adversely affect the property, assets or condition (financial or otherwise) of Maker.

4. Late Charges. Any amount of principal or other amounts due under the Loan Documents which is not paid when due (a “Payment Default”) shall result in a late charge being incurred and payable by the Maker in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (the “Late Charges”).

5. Use of Proceeds. Maker shall immediately on the date hereof pay the proceeds of this Note to fund the general working capital of Maker and not for any other purpose.

6. Security.

B. (a) General. This Note shall be secured in accordance with the terms and conditions of the Documents (as defined in the Securities Purchase Agreement, dated December 29, 2017, by and between Maker and Holder), as amended by the Exchange Agreement (collectively, the “Exchange Documents”).

C. (b) Grant of Security Interest. In addition to the security interest granted to Holder pursuant to the Exchange Documents, the Maker hereby grants and pledges to the Holder a continuing security interest in the Subsequent Placement Proceeds (if any, including any and all cash, proceeds, funds, credits, rights and other assets therein or arising therefrom, from time to time, and any additions, dividends, profits and interest in the foregoing and any replacements or substitutions therefore (collectively, the “Collateral”) to secure prompt repayment of any and all amounts outstanding hereunder from time to time and to secure prompt performance by the Maker of each of its covenants and duties under this Note. Such security interest constitutes a valid, first priority security interest in the Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any filings undertaken related to the Holder’s rights under the Delaware Uniform Commercial Code, the Holder’s Lien on the Collateral shall remain in effect for so long as this Note remains outstanding.

7. Disclosure. The Maker shall, on or before 9:30 a.m., New York City time on July 27, 2018, file a Current Report on Form 1-U describing this Note and the transactions contemplated hereby in the form required by the Securities Exchange Act of 1934, as amended, and attaching the form of this Note as an exhibit to such filing (including all attachments, the “1-U Filing”). From and after the filing of the 1-U Filing, the Maker shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Maker or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 1-U Filing, the Maker acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 1-U Filing, whether written or oral, between the Maker, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Maker, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Maker shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 1-U Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Maker in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Maker shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

8. Indemnification. Maker hereby indemnifies and holds harmless Holder, each of its affiliates and correspondents and each of their respective directors, officers, employees, agents and advisors (each an “Indemnified Party”) from and against any and all actions, claims, damages, losses, liabilities, fines, penalties, costs and expenses of any kind (including, without limitation, counsel fees and disbursements in connection with any subpoena, investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto) which may be incurred by the Indemnified Party or which may be claimed against the Indemnified Party by any person by reason of or in connection with the execution, delivery or performance of this Note, or action taken or omitted to be taken by Holder under, this Note. Nothing in this paragraph is intended to limit Maker’s obligations contained elsewhere in this Note. Without prejudice to the survival of any other obligation of Maker hereunder, the indemnities and obligations of Maker contained in this paragraph shall survive the payment in full of all obligations hereunder.

9. Alternate Payment Upon Extended Payment Default. If a Payment Default hereunder remains outstanding for a period of forty-eight (48) hours, at any time thereafter the Holder may, by delivery of a written notice to the Maker (each, an “Alternate Payment Notice”), require the Maker to redeem all, or any part, of this Note (as set forth in such Alternate Payment Notice) (such aggregate portion of this Note to be redeemed, each, an “Alternate Payment Amount”) at a redemption price equal to 130% of such Alternate Payment Amount as set forth in such Alternate Payment Notice (each, an “Alternate Payment”). Upon the consummation of an Alternate Payment, the corresponding Alternate Payment Amount of this Note shall no longer remain outstanding and shall be deemed satisfied in full.

10. Miscellaneous.

(a) All amounts to be paid by hereunder shall be paid when due by wire transfer in United States dollars and immediately available funds in accordance with the wire instructions delivered to such party entitled to receive such payment prior to such date.

(b) If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding business day.

(c) No course of dealing and no delay on the part of the Holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

(d) Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

(e) If Late Charges or other amounts payable under this Note is in excess of the maximum permitted by law, the Late Charges or other amounts chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of Late Charges or such other amounts, as applicable.

(f) Maker hereby (i) irrevocably submits to the jurisdiction of any Illinois State or Federal court sitting in Chicago, Illinois in any action or proceeding arising out of or relating to this Note, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines and (iii) irrevocably agree that all claims in respect of such an action or proceeding may be heard and determined in such Illinois State or Federal court. This Note shall be governed by, and construed in accordance with, the laws of the State of Illinois. Maker HEREBY waiveS any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

(g) This Note shall be binding upon and inure to the benefit of Maker and Holder and their respective successors, assigns, heirs and legal representations, except that Maker may not assign any rights or obligations hereunder without the prior written consent of Holder. Holder may assign to other affiliated entities all or a portion of its rights under this Note.

(h) Maker acknowledges that the transaction of which this Note is a part is a commercial transaction and hereby waives its right to any notice and hearing as may be allowed by any state or federal law with respect to any prejudgment remedy which any Holder or its successors or assigns may use.

(i) Maker hereby agrees to pay on demand all reasonable costs and expenses (including, without limitation, all reasonable fees, expenses and other client charges of counsel to Holder) incurred by Holder in connection herewith and with the enforcement of Holder’s rights, and the collection of all amounts due, hereunder. The Holder of this Note may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(j) If this Note is lost or destroyed, Maker shall, at Holder’s request, execute and return to Holder a replacement promissory note identical to this Note. No replacement of this Note shall result in a novation of Maker’s obligations under this Note. Maker acknowledges the need to act promptly upon its receipt of the documentation evidencing any request by Holder that the Note be replaced pursuant to this paragraph and agrees that Maker will meet the reasonable deadlines of Holder provided that Maker has received the applicable documents at least ten (10) business days prior to such deadline. Furthermore, Maker agrees to reasonably cooperate with Holder to effectuate the obtainment of such title policy endorsements, or new title evidence and other assurances and documents as Holder shall reasonably require.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

YAYYO, INC.

By:	/s/ Ramy El-Batrawi
Name:	Ramy El-Batrawi
Title:	CEO

Agreed and accepted by:

BELLRIDGE CAPITAL, LP

By:	/s/ Robert Klimov
Name:	Robert Klimov